EXHIBIT 2



                    STATEMENT OF JOINT FILING OF SCHEDULE 13D

            In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is used in Amendment No. 1 to the Schedule 13D, to which this Exhibit is attached), on behalf of each of them of a statement on Amendment No. 1 to Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of E Com Ventures, Inc. and that this statement be included as an Exhibit to such joint filing. This Statement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 28th day of June, 2004.


                                       ILIA LEKACH


                                       /s/ Ilia Lekach
                                       -----------------------------------------
                                       Ilia Lekach


                                       PACIFIC INVESTMENT GROUP, INC.


                                       By: /s/ Ilia Lekach
                                       -----------------------------------------
                                       Ilia Lekach, President

                                       IZJD CORP.

                                       By: /s/ Ilia Lekach
                                       -----------------------------------------
                                       Ilia Lekach, President